                                                                     EXHIBIT 1.2

                           STOCK PURCHASE AGREEMENT

                         dated as of December 10, 1997

                                     among

                THE SHAREHOLDERS OF KAYTEE PRODUCTS INCORPORATED

                                      and

                          CENTRAL GARDEN & PET COMPANY

                               TABLE OF CONTENTS
                               -----------------

                                                                                       Page
                                                                                       ----
ARTICLE I - Purchase and Sale of Stock................................................    1
    1.1.  Purchase of Stock...........................................................    1
    1.2.  Purchase Price..............................................................    1
    1.3.  Payment of Estimated Purchase Price.........................................    2
    1.4.  Determination of the Purchase Price.........................................    3
    1.5.  Payment of the Purchase Price...............................................    4
    1.6.  Definitions.................................................................    4
    1.7.  Payment of SARs.............................................................    5

ARTICLE II - Conditions Precedent to Closing..........................................    5
    2.1.  Conditions Precedent to the Buyer's Obligation..............................    5
    2.2.  Conditions Precedent to the Sellers' Obligation.............................    7

ARTICLE III - Closing.................................................................    9
    3.1.  Time and Place of Closing...................................................    9
    3.2.  Deliveries of the Buyer.....................................................    9
    3.3.  Deliveries of the Sellers...................................................   10

ARTICLE IV - Warranties and Representations of the Sellers............................   11
    4.1.  Several Warranties and Representations......................................   11
        4.1.1.  Title to Shares.......................................................   11
        4.1.2.  Authority of the Sellers..............................................   11
    4.2.  Joint and Several Warranties and Representations............................   12
        4.2.1.  Organization and Standing of the Company..............................   12
        4.2.2.  Capitalization........................................................   12
        4.2.3.  No Violation of Law by the Company....................................   13
        4.2.4.  Absence of Litigation and Defaults....................................   13
        4.2.5.  Subsidiaries, Investments.............................................   13
        4.2.6.  Patents, Trademarks, and Other Intellectual Property..................   13
        4.2.7.  Financial Statements and Undisclosed Liabilities......................   14
        4.2.8.  Conduct Out of Ordinary Course........................................   14
        4.2.9.  Taxes.................................................................   15
        4.2.10.  Contracts and Other Agreements.......................................   16
        4.2.11.  Compliance with Laws.................................................   16
        4.2.12.  Employee Terminations................................................   16
        4.2.13.  Employee Benefit Plans...............................................   16
        4.2.14.  Customers............................................................   18
        4.2.15.  Real Estate..........................................................   18
        4.2.16.  Title to Other Assets................................................   19
        4.2.17.  Environmental Matters................................................   19


        4.2.18.  Other Activities of the Sellers......................................   21
        4.2.19.  Related Party Transactions...........................................   21
        4.2.20.  Brokers; Agents......................................................   21
        4.2.21.  Inventories..........................................................   21
        4.2.22.  Accounts Receivable..................................................   21
        4.2.23.  Disclosure...........................................................   21
    4.3.  Definition of "Material Adverse Effect".....................................   21
    4.4.  Definition of "Knowledge"...................................................   22
    4.5.  No Warranties Regarding Distribution Business...............................   22

ARTICLE V - Warranties and Representations of the Buyer...............................   22
    5.1.  Authority...................................................................   22
    5.2.  Securities Matters..........................................................   23
    5.3.  Brokers; Agents.............................................................   23

ARTICLE VI - Covenants................................................................   23
    6.1.  Covenants of the Sellers....................................................   23
        6.1.1.  Access................................................................   23
        6.1.2.  Insurance.............................................................   24
        6.1.3.  Ordinary Course.......................................................   24
    6.2.  Mutual Covenants............................................................   25
        6.2.1.  Cooperation...........................................................   25
        6.2.2.  Records...............................................................   25
        6.2.3.  Publicity.............................................................   25
        6.2.4.  Execution of Additional Documents.....................................   26
        6.2.5.  Reasonable Efforts....................................................   26
        6.2.6.  Section 338(h)(10) Election...........................................   26
    6.3.  Covenants of the Buyer......................................................   27
        6.3.1.  Benefits..............................................................   27
        6.3.2.  Purchase of Related Real Estate and Funding of SAR Payment Amount.....   27
        6.3.3.  Kaytee Avian Foundation and Ed Center.................................   27
        6.3.4.  Life Insurance........................................................   28
        6.3.5.  William Engler, Sr. Agreement.........................................   28
        6.3.6.  Tax Account...........................................................   28
        6.3.7.  Liens on Assets of Distribution Business..............................   28

ARTICLE VII - Disclosure Schedule.....................................................   29

ARTICLE VIII - Indemnification........................................................   29
    8.1.  Indemnification of the Buyer................................................   29
    8.2.  Indemnification of the Sellers..............................................   30
    8.3.  Procedure Relative to Indemnification.......................................   30
    8.4.  Effect of Taxes and Insurance...............................................   31


    8.5.  Limits on Indemnification Claims............................................   32
        8.5.1.  Basket and De Minimus Claims..........................................   32
        8.5.2.  Maximum Amount of Indemnification.....................................   32
        8.5.3.  Survival of Warranties and Representations of the Sellers.............   32
    8.6.  Sole Remedy; Termination....................................................   32
    8.7.  No Indemnification for Known Breaches of Representations and Warranties.....   33
    8.8.  Adjustment to Purchase Price................................................   33

ARTICLE IX - Sellers' Agent...........................................................   33
    9.1.  Appointment.................................................................   33
    9.2.  Authority...................................................................   33
    9.3.  Disputes....................................................................   34

ARTICLE X - Termination...............................................................   34

ARTICLE XI - Non-Disclosure Covenant..................................................   35
    11.1.  Non-Disclosure of Confidential Information.................................   35
    11.2.  Enforcement................................................................   36

ARTICLE XII - Miscellaneous...........................................................   36
    12.1.  Expenses...................................................................   36
    12.2.  Notices....................................................................   36
    12.3.  Right to Specific Performance..............................................   37
    12.4.  Entire Agreement...........................................................   37
    12.5.  Assignment.................................................................   37
    12.6.  Binding Effect.............................................................   37
    12.7.  Paragraph Headings.........................................................   38
    12.8.  Severability...............................................................   38
    12.9.  Applicable Law.............................................................   38
    12.10.  Counterparts..............................................................   38
    12.11.  Termination of Stockholders Agreement.....................................   38

                        List of Schedules and Exhibits
                        ------------------------------


Schedule 1.1    Stock Ownership; Payment of Purchase Price; Wire Transfer
                Instructions*
Schedule 1.2    Earn-Out Calculation and Payment*
Schedule 2.1(f) Related Real Estate; Encumbrances Thereon*
Schedule 6.2.6  Asset Values*
Exhibit A       Form of Noncompetition Agreements*
Exhibit B       Form of Escrow Agreement*
Exhibit C       Form of Business Transfer and Assumption Agreement*
Disclosure Schedule*

* The schedules and exhibits to this agreement have not been filed herewith, pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

                            STOCK PURCHASE AGREEMENT
                            ------------------------


     THIS AGREEMENT is effective for accounting and change of control purposes as of the 1st day of December, 1997, by and among the shareholders of KAYTEE PRODUCTS INCORPORATED, a Wisconsin corporation (the "Company"), which shareholders are listed on the signature pages attached hereto (each such shareholder referred to herein individually as a "Seller" and all of such shareholders referred to herein collectively as the "Sellers") and CENTRAL GARDEN & PET COMPANY, a Delaware corporation (the "Buyer").

                              B A C K G R O U N D:

     The Sellers collectively own all of the issued and outstanding shares of Class A Common Stock no par value ("Class A Common Stock") and Class B Common Stock no par value ("Class B Common Stock") (collectively, the "Common Stock") of the Company. The Sellers desire to sell to the Buyer and the Buyer desires to purchase from the Sellers all of the issued and outstanding shares of Common Stock, upon the terms and conditions set forth herein.

     NOW, THEREFORE, the Buyer and the Sellers, in consideration of the mutual promises hereinafter set forth, do hereby promise and agree as follows:

                                   ARTICLE I
                                   ---------

                           Purchase and Sale of Stock
                           --------------------------

     1.1.  Purchase of Stock.  Subject to the terms and conditions set forth in
           -----------------
this Agreement, the Sellers shall sell to the Buyer and the Buyer shall purchase from the Sellers at the Closing (as defined in Paragraph 3.1, below) all of the issued and outstanding shares of Common Stock, consisting of 2,000 shares of Class A Common Stock and 18,000 shares of Class B Common Stock (collectively, the "Subject Shares"). The number and percentage of the Subject Shares to be transferred by each Seller shall be as set forth opposite such Seller's name on
Schedule 1.1 attached hereto.
------------

     1.2.  Purchase Price.  The aggregate purchase price for the Subject Shares
           --------------
(the "Purchase Price") shall be Sixty-Seven Million Dollars ($67,000,000) (the "Base Amount"), subject to adjustment as hereinafter provided, plus a contingent earnout payment determined and payable as provided in Schedule 1.2 attached hereto (the "Earnout Payment"). The Base Amount shall be adjusted as follows:

          (a) The Base Amount shall be reduced by the amount of the Real Estate Price (as defined in Paragraph 1.6, below);

          (b) The Base Amount shall be reduced by the SAR Payment Amount (as defined in Paragraph 1.6, below);

          (c) The Base Amount shall be increased by the amount, if any, by which the Closing Date Shareholders' Equity (as defined in Paragraph 1.6, below) exceeds Twenty-Two Million One Hundred Thirty-Eight Thousand Dollars ($22,138,000) (the "Target Equity Amount"); and

          (d) The Base Amount shall be decreased by the amount, if any, by which the Target Equity Amount exceeds the Closing Date Shareholders' Equity.

     1.3.  Payment of Estimated Purchase Price. At the Closing, the Buyer shall
           -----------------------------------
deliver to: (a) the Sellers by certified check or by wire transfer as provided in Paragraph 1.5,(b), below, an aggregate amount equal to ninety percent (90%) of the Estimated Purchase Price (as defined below), which amount shall be allocated among and paid to the Sellers in proportion to the number of Subject Shares held by each as set forth on Schedule 1.1 attached hereto and (b) Godfrey
                                    ------------
& Kahn, S.C., as escrow agent to be held in escrow pursuant to the terms of the Escrow Agreement (or defined in Paragraph 3.2(g), below) pending a determination of the final Purchase Price in accordance with the Paragraphs 1.4 through 1.6, below, an aggregate amount (the "Escrow Amount") equal to ten percent (10%) of the Estimated Purchase Price. For purposes hereof, the "Estimated Purchase Price" shall be an amount equal to (i) the Base Amount, minus (ii) the Real Estate Purchase Price and minus (iii) the Estimated SAR Payment Amount (as defined below), and adjusted by (iv) the difference between the Target Equity Amount and an estimate of the Closing Date Shareholders' Equity (the "Estimated Closing Date Equity"). The Estimated Closing Date Equity shall be based on an estimate of the Final Closing Date Balance Sheet (as defined in Paragraph 1.4(d), below) jointly prepared by the parties using the results of the Physical Inventory (as defined below) and calculated using the same principles used to calculate the Closing Date Shareholders' Equity under Paragraphs 1.4 and 1.6, below, and using an estimate of the SAR Payment Amount (the "Estimated SAR Payment Amount") determined on the basis of Base Amount using the Estimated Closing Date Equity. The Sellers shall initially calculate the Estimated Closing Date Equity and deliver such calculation (with appropriate supporting detail) to the Buyer at least five business days prior to the Closing. If for any reason the parties are unable to agree upon the Estimated Closing Date Equity the Sellers' calculation shall be used for the Closing. Upon calculation of the Estimated Closing Date Equity, the parties shall calculate the difference, if any, between the Estimated Closing Date Equity and the Target Equity Amount and if the Estimated Closing Date Equity exceeds the Target Equity Amount, the Estimated Purchase Price shall be increased by the amount of such difference and if the Target Equity Amount exceeds the Estimated Closing Date Equity the Estimated Purchase Price shall be decreased by the amount of such difference. On a mutually agreeable date preceding the Closing Date, the Seller shall cause the Company to conduct in the presence of representatives of the Buyer and the Buyer's independent accountants, a physical inventory of the Company's inventory (such physical inventory shall be referred to herein as the "Physical Inventory"). The results of the Physical Inventory shall be used by the parties for the purposes of calculating the Estimated Closing Date Equity, the Closing Date Shareholders' Equity and the Final Closing Date Balance Sheet. The Closing Date Shareholders' Equity shall include a charge for any transfer taxes, recording fees or other title charges which the Company pays with respect to the transfer of the Related Real Estate. The Earnout Payment, if any, shall be paid in accordance with the provisions of Schedule 1.2 attached hereto.
                                             ------------

     1.4.  Determination of the Purchase Price.
           -----------------------------------

          (a) The Buyer and the Sellers acknowledge and agree that the exact amount of the Purchase Price will not be known as of the Closing Date (as defined in Paragraph 3.1, below) and the Estimated Purchase Price must be adjusted subsequent to the Closing Date to reflect the parties' final calculation of the Purchase Price. Accordingly, as soon as practicable following the Closing Date, but in no event later than 60 days following the Closing Date, the Sellers shall prepare and deliver to the Buyer a balance sheet of the Company prepared as of the Closing Date, adjusted to exclude any assets or liabilities of the Distribution Business (as defined in Paragraph 2.2(g), below) (the "Sellers' Closing Date Balance Sheet") together with the Sellers' calculation of the Closing Date Shareholders' Equity. Such calculation shall be made in accordance with generally accepted accounting principles consistently applied ("GAAP"), and the provisions of Paragraph 1.6, below, adjusted to exclude any assets or liabilities of the Distribution Business and using the results of the Physical Inventory.

          (b) Within 30 days after its receipt of the Sellers' Closing Date Balance Sheet, the Buyer shall notify the Sellers of any disputes and the amount of and basis for such disagreements. If the Sellers and the Buyer are unable to resolve any disputes within 15 days after Sellers' receipt of such notice, the parties may request their independent public accountants to resolve the disputes. In the event such accounting firms are unable to resolve the disputes within 30 days after the parties refer the disputes to them or if either party requests, the disputes shall be referred to the Milwaukee, Wisconsin office of Ernst & Young LLP (the "Independent Firm") or such other independent accounting firm as the Independent Firm appoints to resolve such disputes. In connection therewith, the parties shall execute engagement letters and other documents reasonably required by the Independent Firm or such other accounting firm.

          (c) Each of the Buyer and the Sellers shall be permitted to submit such data and information to the Independent Firm as such party deems appropriate, including without limitation, a presentation of the facts, authorities and principles supporting such party's position with respect to the dispute. All expenses and fees of the Independent Firm or such other independent accounting firm as the Independent Firm shall appoint shall be shared equally by the Buyer on the one hand and the Sellers on the other.

          (d) For purposes hereof, the balance sheet of the Company dated as of the Closing Date, adjusted to exclude any assets or liabilities related to the Distribution Business, as finally determined by the parties or determined by the Independent Firm or such other independent firm as the Independent Firm may appoint shall be referred to as the "Final Closing Date Balance Sheet" and the date such amount is finally determined shall be referred to as the "Final Determination Date."

     1.5.  Payment of the Purchase Price.
           -----------------------------

          (a) After the Final Closing Date Balance Sheet is determined, the parties shall calculate the difference, if any, (the "Variance Amount") between the Target Equity

     Amount and the Closing Date Shareholders' Equity and shall calculate the final Purchase Price under Paragraph 1.2, above, based on the amount of such difference. If the final Purchase Price as so calculated exceeds the Estimated Purchase Price, the Buyer shall be obligated to pay to the Sellers the Variance Amount and all of the Escrow Amount shall be disbursed to the Sellers. If the Estimated Purchase Price exceeds the final Purchase Price as so calculated, the Variance Amount shall be paid to the Buyer from the Escrow Amount and the balance of the Escrow Amount, if any, shall be paid to the Sellers. If the Variance Amount exceeds the Escrow Amount, all of the Escrow Amount shall be paid to the Buyer and the Sellers shall be obligated to pay to the Buyer the amount of such difference. Any payments made under this Paragraph 1.5(a), including any payments of the Escrow Amount, shall be made within ten days after the Final Determination Date and shall include interest from the Closing Date to the date of payment at a rate equal to the rate earned on 90-day United States Treasury Bills as of the Closing Date.

          (b) Any payments made to the Sellers pursuant to this Article I shall be made to the Sellers in proportion to their ownership interests set forth on Schedule 1.1 attached hereto by certified check or wire transfer of
        ------------
     immediately available funds to the bank account designated thereon or to such other bank account as any Seller may notify the Buyer of on or before the Closing, and any payments made to the Buyer shall be made pro rata by such Sellers in proportion to their ownership interests set forth on

     Schedule 1.1 attached hereto by wire transfer of immediately available
     ------------
     funds to a bank account designated by the Buyer. Any payments to be made to the Escrow Agent shall be made by wire transfer of immediately available funds to such bank account as the Escrow Agent may designate by notice given to the Buyer at the Closing.

     1.6.  Definitions.  For purposes hereof, the following terms shall have the
           -----------
meanings set forth below:

          (a) The "Closing Date Shareholders' Equity" shall mean an amount equal to (i) the book value of all assets reflected on the Final Closing Date Balance Sheet less (ii) the book value of all liabilities reflected on the Final Closing Date Balance Sheet; provided, however, that such amount
                                           --------  -------
     shall exclude (i) the SAR Payment Amount or any debt incurred by the Company to fund the SAR Payment Amount, (ii) any assets or liabilities of the Distribution Business and (iii) the Related Real Estate and any liabilities incurred or assets used to purchase the Related Real Estate.

          (b) The "SAR Payment Amount" shall mean the aggregate amount owed by the Company to the holders of stock appreciation rights ("SARs"), which amount shall be paid in accordance with Paragraph 1.7, below, and shall be based upon the final Purchase Price.

          (c) The "Real Estate Price" shall mean Three Million One Hundred Seventy-Five Thousand Dollars ($3,175,000).

     1.7.  Payment of SARs.  Immediately prior to the Closing on the Closing
           ---------------
Date, the Company shall pay to the holders of the SARs ninety percent (90%) of the Estimated SAR

Payment Amount and shall deposit in escrow with Godfrey & Kahn, S.C., the remaining ten percent (10%) of the Estimated SAR Payment Amount and the Buyer shall lend to or otherwise provide the Company with cash in the amount required to make such payments and deposit. Upon final disbursement of the Escrow Amount as provided in Paragraph 1.5, above, and final determination of the SAR Payment Amount the balance of the SAR Payment Amount shall be paid to the holders of the SARs by the Escrow Agent from the Escrow Amount. Upon payment of the Earnout Payment, if any, to the Sellers in accordance with Schedule 1.2 attached hereto,
                                                   ------------
the balance of the SAR Payment shall be paid by the Sellers to the holders of the SARs. For purposes hereof and for tax purposes, the SAR Payment Amount shall be deemed to have been paid by the Company prior to the Closing and the Sellers shall be entitled to the benefit of all deductions which the Company may receive for tax purposes as a result of making such payments. To the extent that the Buyer shall receive any deduction for such payments or shall otherwise receive a refund or credit for tax purposes as a result of such payments, the Buyer shall reimburse the Sellers in proportion to their ownership of the Subject Shares as set forth on Schedule 1.1 attached hereto, in the amount of such deduction,
             ------------
refund or credit.

                                   ARTICLE II
                                   ----------

                        Conditions Precedent to Closing
                        -------------------------------

     2.1.  Conditions Precedent to the Buyer's Obligation.  The obligation of
           ----------------------------------------------
the Buyer to consummate the transactions contemplated herein is subject to the satisfaction as of the Closing of the following conditions:

          (a) The representations and warranties of the Sellers made in this Agreement shall be true and correct in all material respects as of the date hereof and on and as of the Closing, as though made on and as of the Closing Date; the Sellers shall have performed the covenants of the Sellers contained in this Agreement required to be performed on or prior to the Closing; and the Sellers shall have delivered to the Buyer a certificate dated the Closing Date and signed by each of the Sellers confirming the foregoing. The foregoing certificate shall confirm that all severance and related benefits of any kind due employees of the Company who have terminated employment prior to the Closing and which are by their terms due to such terminated employees prior to the Closing have been paid or provided.

          (b) The Sellers shall have filed, if required by law, proper premerger notification forms with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and the waiting period following the filing of proper premerger notification forms by the Buyer and the Sellers shall have expired, whether pursuant to early termination or by passage of time.

          (c) All government consents and licenses, permits, authorizations, approvals or filings with and notifications to any federal, state, local or other governmental or regulatory body required to be made or obtained by the Sellers in connection with the consummation of the transactions contemplated by this Agreement shall have been made or obtained including, without limitation, filings under the HSR Act. All consents of third parties required to be obtained by Sellers in connection with the consummation of such transactions shall have been obtained.

          (d) No statute, law, regulation or order shall have been enacted by any governmental or regulatory authority which would make any of the transactions contemplated by this Agreement illegal or otherwise prevent the consummation thereof.

          (e) No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the consummation of the transactions contemplated by this Agreement, nor shall have any party, other than the Buyer, commenced any action, suit or proceeding requesting such an injunction or order.

          (f) Immediately prior to or simultaneously with the Closing, the owners of the real estate which is used as part of the Company's service center in Chilton, Wisconsin and the owners of the real estate used as the Company's manufacturing facility in Rialto, California, which real estate is legally described on Schedule 2.1(f) attached hereto (such real estate
                             ---------------
     being referred to herein as the "Related Real Estate"), shall have sold to the Company the Related Real Estate in exchange for the cash payments set forth on Schedule 2.1(f) attached hereto, free and clear of all liens,
              ---------------
     claims and encumbrances except those described on Schedule 2.1(f) attached
                                                       ---------------
     hereto and at the Buyer's option (i) the owners of the Related Real Estate shall have made arrangements to repay all mortgages encumbering the Related Real Estate on or prior to the Closing Date or (ii) the Buyer shall have caused the Company to assume such mortgages and to effect a release of the owners of the Related Real Estate from any obligations under such mortgages. For purposes hereof, the exchange of the Related Real Estate referred to herein shall be referred to as the "Real Estate Transfer."

          (g) There shall have been no material damage to or loss or destruction of the Related Real Estate or any material asset of the Company.

          (h) The Seller shall have delivered to the Buyer extended coverage ALTA title insurance policies or final title insurance commitments initialed by the title insurance company in the amounts of Five Million Six Hundred Thousand Dollars ($5,600,000) with respect to the Company's facility in Chilton, Wisconsin and the Related Real Estate in Chilton, Wisconsin, Two Million Dollars ($2,000,000) with respect to the Related Real Estate in Rialto, California, Ninety-Two Thousand Dollars ($92,000) with respect to the Company's facility in Abilene, Kansas, and Four Hundred Seventy-Eight Thousand Dollars ($478,000) with respect to the Company's facility in Cressona, Pennsylvania listing the Buyer and such financial institution or institutions as the Buyer may designate as insureds thereunder, and insuring that title to such real estate is, as of the Closing Date, in the condition specified in the title insurance commitments attached hereto as part of

     Section 4.2.15 of the Disclosure Schedule (as defined in Paragraph 4.1, below) and shall have delivered surveys for each parcel of real property prepared by a licensed surveyor in the state where the property is located sufficient to cause the title insurance company to remove the standard survey exception in the title insurance policies. In addition, the Sellers shall have provided estoppel certificates in customary form, executed by each of the landlords for the Leased Real Property (other than the Related Real Estate) for each lease which cannot be terminated by the Company within 90 days of the Closing and which requires annual rental payments in excess of Fifteen Thousand Dollars ($15,000).

          (i) The Sellers shall have delivered to the Buyer the documents, certificates, agreements and instruments required under Paragraph 3.3, below and such other resolutions, certificates and documents as the Buyer shall reasonably request and as are customary for transactions similar to the transactions contemplated herein.

          (j) Prior to the Closing, all loans or advances made by the Company to any of the Sellers or any related person or entity shall have been repaid in full.

          (k) The transactions contemplated hereby shall have been approved by Congress Financial, which approval shall be sought by the Buyer as soon as practicable after the date hereof.

In the event that any of the foregoing conditions to the Closing shall not have been satisfied prior to January 31, 1998, the Buyer may elect to (i) terminate this Agreement without liability to the Buyer, or (ii) waive, in writing, all such unsatisfied conditions and consummate the transactions contemplated herein despite such failure. If the Buyer elects to consummate the transactions contemplated herein, the Buyer shall not have any right to be indemnified under
Article VIII hereof for any Damages (as defined in Paragraph 8.1, below) arising out of the failure to satisfy the condition(s) which have been waived.

     2.2.  Conditions Precedent to the Sellers' Obligation.  The obligation of
           -----------------------------------------------
the Sellers to consummate the transactions contemplated herein is subject to the satisfaction as of the Closing of the following conditions:

          (a) The representations and warranties of the Buyer made in this Agreement shall be true and correct in all material respects as of the date hereof and on and as of the Closing, as though made on and as of the Closing Date; the Buyer shall have performed the covenants of the Buyer contained in this Agreement required to be performed on or prior to the Closing; and the Buyer shall have delivered to the Sellers a certificate dated the Closing Date and signed by an authorized officer of the Buyer confirming the foregoing.

          (b) The Buyer shall file or cause its ultimate parent entity to file, if required by law, proper premerger notification forms with the FTC and the DOJ under the HSR Act, and the waiting period following the filing of proper premerger notification forms by the Buyer and the Sellers shall have expired, whether pursuant to early termination or by passage of time.

          (c) All material government consents and licenses, permits, authorizations, approvals or filings with and notification to any federal, state, local or other governmental or regulatory body required to be made or obtained by the Buyer in connection with the consummation of the transactions contemplated by this Agreement shall have been made or obtained including, without limitation, filings under the HSR Act. All material consents of third parties required to be obtained by the Buyer in connection with the consummation of such transactions shall have been obtained.

          (d) No statute, law, regulation or order shall have been enacted by any governmental authority which would make any of the transactions contemplated by this Agreement illegal or otherwise prevent the consummation thereof.

          (e) No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the consummation of the transactions contemplated under this Agreement, nor shall have any party, other than the Sellers, commenced any action, suit or proceeding requesting such an injunction or order.

          (f) The Real Estate Transfer shall have been consummated immediately prior to or simultaneously with the Closing, as contemplated by Paragraph 2.1(f), above.

          (g) Prior to the Closing, the Company shall have distributed to the Sellers or an entity they will organize, on terms and conditions acceptable to the Sellers and the Buyer, all assets and liabilities associated with the Company's distribution business other than the right to distribute the Company's products in Southern California (all of such transferred assets and liabilities are referred to herein as the "Distribution Business" and the transfer of the Distribution Business is referred to herein as the "Spinoff").

          (h) Prior to the Closing, all loans or advances made by the Sellers or any related person or entity to the Company shall have been repaid in full.

          (i) The Buyer shall have lent or otherwise provided to the Company cash in the amount required to (A) pay the Real Estate Price or, if the Buyer elects to cause the Company to assume the mortgages on the Related Real Estate, the Real Estate Price less the amount of the mortgages assumed by the Company, and the SAR Payment Amount to be paid at the Closing in accordance with Paragraph 2.1(f), above, and Paragraph 1.7, above and (B) allow the Company to pay bonuses aggregating approximately $1,173,575 to employees of the Company in connection with the Closing (the "Employee Bonuses").

          (j) The Buyer shall have delivered to the Sellers the documents, certificates, agreements and instruments required under Paragraph 3.2, below.

In the event that any of the foregoing conditions to Closing shall not have been satisfied prior to January 31, 1998, Sellers may elect to (i) terminate this Agreement without liability to the Sellers, or (ii) waive, in writing, any such unsatisfied conditions and consummate the transactions contemplated herein despite such failure. If the Sellers elect to consummate the transac-tion contemplated herein, the Sellers shall not have any right to be indemnified under Article VIII hereof for any Damages arising out of the failure to satisfy the condition(s) which have been waived.

                                  ARTICLE III
                                  -----------

                                    Closing
                                    -------
     3.1.  Time and Place of Closing.  The closing of the purchase and sale
           -------------------------
contemplated herein (the "Closing") shall be held at the offices of Godfrey & Kahn, S.C., in Milwaukee, Wisconsin at 10:00 a.m., local time, on December ___, 1997 or at such other time or place as the Sellers and the Buyer shall mutually agree. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date."

     3.2.  Deliveries of the Buyer.  At the Closing, the Buyer shall deliver to
           -----------------------
the Sellers the following:

          (a) The payment of the Estimated Purchase Price in the manner specified in Paragraph 1.3, above.

          (b) A certificate from the Secretary of the Buyer, in a form reasonably satisfactory to the Sellers and their counsel, setting forth the resolutions of the Board of Directors of the Buyer, authorizing the execution of this Agreement, all agreements, documents and instruments to be executed by the Buyer in connection herewith (the "Buyer Ancillary Documents") and the taking of any and all actions deemed necessary or advisable to consummate the transactions contemplated herein or therein.

          (c) The certificate of the Buyer required to be delivered pursuant to Paragraph 2.2(a), above.

          (d)  Separate noncompetition agreements, in substantially the form of

     Exhibit A attached hereto, with each of William D. Engler, Jr., Michael C.
     ---------
     Engler and Virginia L. Duncan (collectively, the "Noncompetition Agreements"), duly executed by the Buyer and the Company.

          (e) Evidence that the Buyer has provided sufficient funds to the Company to pay the Real Estate Price to the owners of the Related Real Estate in accordance with Paragraph 2.1(f), above, and Paragraph 6.3.2, below the SAR Payment Amount in accordance with Paragraph 1.7, above and Paragraph 6.3.2, below.

          (f)  An escrow agreement in substantially the form of Exhibit B
                                                                ---------
     attached hereto (the "Escrow Agreement"), duly executed by the Buyer.

          (g) The releases contemplated by Paragraph 6.3.7, below, in form satisfactory to the Sellers.

          (h) Resale certificates, in form acceptable to the Sellers, in which the Buyer certifies that the inventory it will own of the Company following completion of the transactions set forth herein is being purchased for resale.

     3.3.  Deliveries of the Sellers.  At the Closing, the Sellers shall deliver
           -------------------------
to the Buyer the following:

          (a) Certificates representing the Subject Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank by the applicable Seller.

          (b) The certificate of the Sellers required to be delivered pursuant to Paragraph 2.1(a), above.

          (c) Resignations of the directors of the Company and each person who is a trustee, custodian, or authorized signatory under any employee benefit plan, bank account, depository account or safe deposit box of the Company, effective as of the Closing, as designated by the Buyer.

          (d) Constructive possession of the complete books and records relating to the business of the Company, including all keys or articles required for access thereto and the combinations for all safes, vaults and other places of safekeeping or storage of the Company.

          (e)  The Noncompetition Agreements, duly executed by each of William
     D. Engler, Jr., Michael C. Engler and Virginia L. Duncan.

          (f) An opinion of the Sellers' counsel, Godfrey & Kahn, S.C., as to the valid existence of the Company as a Wisconsin corporation, and, subject to appropriate and customary exceptions and exclusions, as to the enforceability of this Agreement under Wisconsin law.

          (g) The Escrow Agreement, duly executed by the Sellers, the Company and by Godfrey & Kahn, S.C.

          (h) A business transfer and assumption agreement in substantially the form of Exhibit C attached hereto executed by the Company and the entity
             ---------
     organized by the Sellers for the operation of the Distribution Business.

          (i) Copies of deeds or other evidence that the Related Real Estate has been conveyed to the Company.

                                   ARTICLE IV
                                   ----------

                 Warranties and Representations of the Sellers
                 ---------------------------------------------

     4.1.  Several Warranties and Representations.  Each of the Sellers hereby
           --------------------------------------
severally (but not jointly) warrants and represents to the Buyer, which warranties and representations shall survive the Closing for the periods set forth in Paragraph 8.5.3, below, that except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"), the following statements are true on the date hereof:

     4.1.1.  Title to Shares.  Such Seller is the beneficial and record owner of
             ---------------
the respective number of shares of Common Stock set forth opposite such Seller's name on Schedule 1.1 attached hereto and at the Closing will deliver to the
        ------------
Buyer good title to such shares free and clear of all liens, security interests, claims, charges, equities, pledges and encumbrances of any kind whatsoever, except as provided in Section 180.0622(2)(b) of the Wisconsin Statutes and the cases decided thereunder and applicable federal and state securities laws.

     4.1.2.  Authority of the Sellers.  Such Seller has full right, power and
             ------------------------
authority to sell, transfer and deliver to the Buyer the full legal and beneficial ownership in the portion of Subject Shares to be sold by such Seller pursuant to this Agreement and to consummate the transactions contemplated herein and in the agreements, documents and instruments associated herewith which are to be executed by any of the Sellers (collectively, the "Seller Ancillary Documents") to which such Seller is a party. If such Seller is an entity other than a natural person, or if such Seller is a natural person acting in a capacity as an agent, trustee or executor, such Seller is duly constituted in such capacity, has the appropriate power and authority to enter into this Agreement and the Seller Ancillary Agreements to which such Seller is a party and to consummate the transactions contemplated hereby and thereby, and the execution and delivery of this Agreement and the Seller Ancillary Documents to which such Seller is a party and the consummation of the transactions contemplated hereby and thereby by such Seller have been approved by any neces sary action on behalf of such Seller. This Agreement has been duly and validly executed and delivered by such Seller and is the legal, valid and binding obligation of such Seller enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium and other laws generally affecting the rights of creditors and general principles of equity and applicable federal or state laws which may affect the availability of equitable remedies. No action, consent or approval by or registration or filing with any court, governmental authority or instrumentality, or other third party is required in connection with the execution and delivery by such Seller of this Agreement or the Seller Ancillary Documents to the extent such Seller is a party thereto or the consummation by such Seller of the transactions contemplated hereby and thereby other than the premerger notification with the FTC and DOJ under the HSR Act. No claim, action, suit, proceeding, arbitration, investigation or inquiry before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, any securities or commodities exchange, other regulatory body or any private arbitration tribunal is now pending against or relating to such Seller or to the knowledge of such Seller, threatened, which would adversely affect the ability of such Seller to consummate the sale of the Subject Shares that such Seller owns or the other transactions contemplated by this Agreement or the Seller Ancillary Documents to which such Seller is a party.

     4.2.  Joint and Several Warranties and Representations.  Each of the
           ------------------------------------------------
Sellers hereby jointly and severally warrants and represents to the Buyer, which warranties and representations shall survive the Closing for the periods set forth in Paragraph 8.5.3, below, that, except as set forth in the Disclosure Schedule, the following statements are true as of the date hereof:

     4.2.1.  Organization and Standing of the Company.  The Company is a
             ----------------------------------------
corporation duly organized and validly existing under the laws of the State of Wisconsin. The Company is qualified to transact business as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect. The Company has the corporate power and authority to own or lease its properties and to carry on all business activities which it now conducts. The Disclosure Schedule contains a true, complete and correct list of all states in which the Company is qualified to do business as a foreign corporation. The Company's Articles of Incorporation and By-Laws (a copy of each of which have been delivered to the Buyer) are true, complete and correct and are in full force and effect without amendment or modification.

     4.2.2.  Capitalization.  The entire duly authorized capital stock of the
             --------------
Company consists of: (i) 3,000 shares of Class A Common Stock of which 2,000 such shares are validly issued and outstanding; (ii) and 27,000 shares of Class B Common Stock of which 18,000 such shares are validly issued and outstanding and owned by the Sellers as set forth on Schedule 1.1 attached hereto. All of
                                         ------------
the Subject Shares are fully paid and nonassessable, except as provided in
Section 180.0622(2)(b) of the Wisconsin Statutes and the cases decided thereunder. The Subject Shares have not been issued in violation of, and are not subject to, any preemptive or subscription rights. Other than the Stockholders Agreement (as defined below), there are no outstanding warrants, options, agreements, subscriptions, convertible or exchangeable securities or other commitments pursuant to which the Company is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company. The Subject Shares constitute all of the issued and outstanding shares of capital stock of the Company of whatever class, series or designation. Except for this Agreement, the Seller Ancillary Documents, the Voting Trust Agreement dated January 2, 1982 (the "Voting Trust") and the Amended and Restated Stockholders Agreement dated December 1, 1995 (the "Stockholders Agreement"), as amended, there are no voting trust agreements, powers of attorney, proxies or any other contracts, agreements, arrangements, commitments, plans or understandings, written or oral, restricting or otherwise relating to the voting, dividend rights or disposition of the Subject Shares or otherwise granting any person any right in respect of the Subject Shares.

     4.2.3.  No Violation of Law by the Company.  The consummation of the
             ----------------------------------
transactions contemplated hereby will not (i) cause the Company to contravene any order, writ, judgment, injunction, decree, determination or award which currently affects or binds the Company or under any existing applicable law, rule or regulation; (ii) except for filings under the HSR Act, require any consent, approval, authorization, license, permit, registration, filing, recording or waiver under any order, writ, judgment, injunction, decree, determination or award which currently affects or binds the Company or under any governmental or judicial license, franchise, permit or approval held by the Company or which binds or may affect the Company or any of the Company's assets (other than the assets related to the Distribution Business) or under any applicable law, rule or regulation; or (iii) result in the creation or imposition of any lien, claim or encumbrance upon any of the Company's assets.

     4.2.4.  Absence of Litigation and Defaults.  There is no litigation,
             ----------------------------------
proceeding or investigation or other legal or administrative proceeding pending or, to the knowledge of the Sellers, threatened against the Company or its properties, assets, operations or business which could affect the transactions contemplated herein in a material manner or otherwise have a Material Adverse Effect.

     4.2.5.  Subsidiaries, Investments.  The Disclosure Schedule contains a list
             -------------------------
of all of the Company's ownership or investment interests in any corporation, partnership, joint venture or other business entity.

     4.2.6.  Patents, Trademarks, and Other Intellectual Property.  The
             ----------------------------------------------------
Disclosure Schedule contains a list of (i) all issued patents and all registered trademarks and registered copyrights which are owned by the Company, (ii) all applications therefor which the Company owns (which applications are listed separately on the Disclosure Schedule), and (iii) all other issued patents, registered trademarks and registered copyrights which are licensed by the Company or which are used by the Company in the operation of its business, except for any issued patents, registered trademarks or registered copyrights or applications therefor which are used exclusively in the Distribution Business (all such listed intellectual property being referred to herein collectively as the "Intellectual Properties"). To the extent the Intellectual Properties are valid, the Company has the sole right to use such Intellectual Properties, free of any liens, encumbrances and restrictions. The Company has not licensed any of the Intellectual Properties to any other entity, except as identified on the Disclosure Schedule. Since July 1, 1995, no claims have been asserted or, to the knowledge of the Sellers, threatened in writing by any person challenging the Company's ownership or use of any of the Intellectual Properties, or asserting that the Company's conduct of its businesses as currently conducted infringes or violates the intellectual property rights of another, which, if successful, would have a Material Adverse Effect. To the knowledge of the Sellers, none of the Intellectual Properties infringes or otherwise violates the rights of others or is being infringed by others in any manner which would have a Material Adverse Effect. To the knowledge of the Sellers, the Company is not and has not since July 1, 1995, infringed or violated any intellectual property right of a third party or unlawfully used any trade secrets of any third party. To the knowledge of the Sellers, each of the Intellectual Properties is currently valid and subsisting.

     4.2.7.  Financial Statements and Undisclosed Liabilities.
             ------------------------------------------------

          (a) The consolidated financial statements of the Company and its subsidiaries for the fiscal years ended June 30, 1996 and June 28, 1997 and the unaudited financial statements of the Company and its subsidiaries for the quarter ended September 27, 1997 (collectively, the "Financial Statements") are in accordance with the books and records of the Company, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as noted therein) and present fairly the financial position and the results of operations and changes in stockholders' equity of the Company as of the dates and for the periods indicated, subject in the case of the Financial Statements for the quarter ended September 27, 1997, to normal, recurring, year-end adjustments and any information which would be included in footnotes thereto.

          (b) There are no commitments, liabilities or obligations relating to the Company for which specific and adequate provisions have not been made on the Financial Statements, except for commitments, liabilities and obligations (i) described in the Disclosure Schedule, (ii) incurred in or as a result of the ordinary course since June 28, 1997, or (iii) which are not required to be disclosed on the Financial Statements under GAAP, including without limitation, commitments, liabilities or obligations under the Contracts (as defined in Paragraph 4.2.10, below).

     4.2.8.  Conduct Out of Ordinary Course.  The Company has, since June 28,
             ------------------------------
1997, conducted its business in the normal and ordinary course and has not suffered any change which would have a Material Adverse Effect. Without limiting the generality of the foregoing, since June 28, 1997 the Company has not, except for the Real Estate Transfer, the contemplated transfer of the Distribution Business in the Spinoff and the contemplated payment of the SAR Payment Amount:

          (a) acquired or agreed to acquire any assets which are material, individually or in the aggregate, to the Company, except in its ordinary course of business consistent with prior practice;

          (b) sold, leased or otherwise disposed of any of its assets, which are material, individually or in the aggregate, to the Company, except in the ordinary course of business consistent with prior practice;

          (c)  merged or consolidated with another corporation;

          (d)  altered or amended its articles of incorporation or bylaws;

          (e) effected any material increase in compensation or benefits provided to any Key Employee (as defined in Paragraph 4.2.12, below) or any general increase in pay to any of its other employees; or

          (f) except for distributions to cover tax obligations or other distributions consistent with past practices, issued capital stock or declared or paid a dividend or made any other payment from capital or surplus or other distribution to its shareholders of any nature, or directly or indirectly, redeemed, purchased or otherwise acquired or recapitalized or reclassified any of its capital stock or liquidated in whole or in part.

     4.2.9.  Taxes.  The Company has correctly prepared and properly filed an
             -----
election (an "S election") under Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as an S corporation and has filed its Federal and state Tax Returns (as hereinafter defined) in a manner consistent with such status and has made any applicable state filings in states where the Company has elected to be treated as an S corporation. The Company is an S corporation within the meaning of Section 1361 of the Code. The Company has, or prior to the Closing will have, accurately prepared and duly and timely filed all Tax Returns which it was required to file on or before the Closing Date and has paid all Taxes required to be paid with respect to the periods covered by such Tax Returns, or will create a reserve therefor on the Final Closing Date Balance Sheet. No deficiencies for any Taxes which would have a Material Adverse Effect have been asserted or assessed, or to the knowledge of the Sellers, proposed, with respect to the Company that remain unpaid. The Company has properly withheld and paid over to the appropriate taxing authorities all Taxes required by it to be withheld. Except for the Selection, the Company is not a party to any election or consent with respect to Taxes. There are no agreements, waivers or arrangements providing for the extension of time with respect to the assessment of any Tax owed by the Company. There are no liens upon any properties or assets of the Company relating to or attributable to Taxes, except liens for Taxes, assessments and other governmental charges which are not yet due and payable or which may hereafter be paid without penalty. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreements that under any circumstances could obligate it to make any payments, that will not be deductible under Section 280G of the Code. The Company and each Seller will provide the appropriate affidavit under penalty of perjury required by Section 1445(b)(2) of the Code to enable the Buyer to not withhold a Tax under Section 1445(a) of the Code. For purposes hereof, (i) "Tax" or "Taxes" means federal, state, local, or foreign income, gross receipts, license, payroll, parking, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, including such item for which liability arises as a transferee or successor-in-interest, including liability therefor as a transferee or successor-in-interest, and (ii) "Tax Return" means any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     4.2.10.  Contracts and Other Agreements.  The Disclosure Schedule sets
              ------------------------------
forth a true and complete list of all of the following to which the Company is a party or by which it is bound (collectively, the "Contracts"): (i) all contracts not made in the ordinary course of business, (ii) all leases with respect to any item of material property used by the Company, except those related to the Distribution Business, (iii) all loan agreements, security agreements, notes, guarantees and mortgages, (iv) all agreements affecting the Intellectual Properties, (v) all continuing contracts for the purchase of materials, supplies or equipment in excess of the requirements of the Company's business, (vi) all collective bargaining agreements or other contracts with any labor union, (vii) all written agreements between the Company and any of the Sellers or any officer, director or employee of the Company, (viii) all oral agreements with any customer, supplier or sales representative of the Company which are not terminable upon notice of 30 days or less without liability to the Company after such termination. Each Contract which is written is valid, binding and in full force and effect enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium and other laws generally affecting the rights of creditors and general principles of equity and applicable federal or state laws which may affect the availability of equitable remedies. The Company has performed in all material respects the obligations required to be performed by it to date under the Contracts, is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and to the knowledge of the Sellers, is not alleged to be in breach or default in any material respect thereunder. All Contracts are in the name of the Company.

     4.2.11.  Compliance with Laws.  Except for Environmental Laws (which are
              --------------------
defined and covered in Paragraph 4.2.17, below), to the knowledge of the Sellers, the Company is not in violation of any law, order, ordinance, rule or regulation of any governmental authority. There is no order, decree or judgment affecting the Company with respect to any violation by the Company of any such law, order, ordinance, rule or regulation.

     4.2.12.  Employee Terminations.  The Disclosure Schedule lists any officer
              ---------------------
or other Key Employee (as defined below) of the Company whose employment with the Company has terminated since January 1, 1995. None of the Sellers has knowledge that any officer or other Key Employee of the Company is considering the termination of employment with the Company. For purposes of this Agreement, "Key Employee" means an employee whose base compensation or annual salary exceeded $60,000 for the most recently completed fiscal year.

     4.2.13.  Employee Benefit Plans.  Except as set forth on the Disclosure
              ----------------------
Schedule, neither the Company nor any entity under common control with the Company, within the meaning of section 414(b), (c), (m) or (o) of the Code or section 4001(a)(14) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan Affiliate"), maintains, is required to contribute to, or is required to provide benefits under, any plan, fund or program providing any pension, profit sharing, deferred compensation, severance pay, bonuses, incentive compensation, stock options, stock purchases, or any other form of retirement or deferred benefit, or any health, accident, dependent care, or other welfare benefit (a "Plan").

          (a) The Company and all Plan Affiliates are in compliance in all material respects with all laws and regulations relating to the Plans, including, but not limited to, compliance in all material respects with all provisions of the Code and ERISA, if applicable. To the knowledge of the Sellers, neither the Company nor any Plan Affiliate is in default in performing its obligations under any Plan or related agreement and all contributions and other payments required to be made under any Plan with respect to the period prior to the Closing have been made (or reserves adequate for such payments have been set aside). There are no suits, claims or proceedings (collectively, "Actions"), other than claims for benefits, pending, or to the knowledge of the Sellers, threatened against or arising out of any of the Plans and to the knowledge of the Sellers, there are no facts which could give rise to any of such Actions that would have a material adverse effect on any Plan or on the Company. Neither the Company nor any Plan Affiliate has engaged in any non-exempt "prohibited transaction" (as defined in section 4975 of the Code or section 406 of ERISA) with respect to any Plan.

          (b) No officer of the Company has agreed to any future increases in benefit levels or the creation of new benefits with respect to any Plan.

          (c) No Plan is a multiemployer plan (as defined in section 4001(a)(3) of ERISA) (a "Multiemployer Plan"). Neither the Company nor any Plan Affiliate has ever been obligated to contribute to a Multiemployer Plan.
     No Plan is subject to Title IV of ERISA, and neither the Company nor any Plan Affiliate has ever been obligated to contribute to a Plan which is or was subject to Title IV of ERISA.

          (d) With respect to each Plan which is intended to be a qualified plan under section 401(a) of the Code (a "Qualified Plan"), the Company has received a determination letter from the Internal Revenue Service stating that the Plan does qualify in form with section 401(a) of the Code, as amended by the Tax Reform Act of 1986 and subsequent legislation, and to the knowledge of the Sellers no events have occurred since the issuance of such letter which would cause the Plan not to be so qualified. All contributions required to be made to any Qualified Plan have been so made within the time period provided under sections 404(a)(6) and 412 of the Code, and no accumulated funding deficiency (as defined in section 412 of the Code) exists, whether or not waived, with respect to any Qualified Plan. Each of the Plans can be terminated by the Company within a period of 30 days following the Closing Date in accordance with the terms of such Plan and, if applicable, the provisions of ERISA and the Code, without any additional contribution to such Plan or the payment of any additional compensation or amount or the additional vesting or acceleration of any benefits provided under the Plans, except for contributions accrued under any such Plan for periods prior to the Closing.

          (e) The Company has provided to the Buyer complete and correct copies of all Plans, related trust agreements, insurance contracts or other related agreements, the current summary plan description for each Plan subject to ERISA, and any similar description of any other Plan which the Company has prepared, and, if applicable, the most recently filed Internal Revenue Service Form 5500 for each Plan, including but not limited to all schedules thereto and all financial statements and attached opinions of independent accountants.

     4.2.14.  Customers.  The Disclosure Schedule contains a true and correct
              ---------
list of the Company's largest 20 customers as determined by sales for the Company's fiscal years ended June 30, 1996 and June 28, 1997. None of the Sellers has been advised or otherwise received specific information to the effect that any such customer intends to cancel or substantially adversely modify its relations with the Company or materially decrease its current purchase of the Company's products beyond purchase fluctuations in such customer's ordinary course of business.

     4.2.15.  Real Estate.  The Disclosure Schedule includes a complete list of
              -----------
all real property owned by the Company (collectively, the "Owned Real Property"), and all real property leased by the Company (the "Leased Real Property"), which Leased Real Property currently includes the Related Real Estate described in Paragraph 2.1(f), above. Except as set forth on the Disclosure Schedule, to the knowledge of the Sellers, the Company will at the Closing have (upon completion of the Real Estate Transfer or otherwise) good and marketable title to the Owned Real Property and the Related Real Estate (collectively, the "Real Property") free and clear of all mortgages, liens, claims, charges, easements, covenants, rights-of-way and other encumbrances or restrictions of any nature whatsoever, except the following encumbrances or restrictions whether or not disclosed on the Disclosure Schedule:

          (i)  zoning, municipal and other similar restrictions;

          (ii) easements, covenants, rights-of-way or other restrictions which do not materially and adversely affect the use of the property to which they relate;

          (iii) mechanics', carriers', workmen, repairmen or other like liens arising or incurred in the ordinary course of business;

          (iv) liens for taxes, assessments and other governmental charges which are not due yet and payable or which may thereafter be paid without penalty;

          (v) other imperfections of title or encumbrances, if any, which do not materially detract from the usefulness or value of the property subject thereto or individually or in the aggregate adversely affect, in any material way, the present operation of the Company's business; and

          (vi) the exceptions shown in the title commitments attached to the Disclosure Schedule (all such exceptions set forth in clauses (i) - (vi) being referred to collectively as "Permitted Liens").

To the knowledge of the Sellers, except for the Company's leases of the Related Real Estate which will be terminated upon completion of the Real Estate Transfer, the leases for the Leased Real Property are valid and enforceable in accordance with their terms. The Sellers have not received notice of any default from the landlord under any of the leases for the Leased Real Property.

     4.2.16.  Title to Other Assets.  Except for the Real Property and Leased
              ---------------------
Real Property (as to which a separate warranty is set forth in Paragraph 4.2.15, above), and except for the Intellectual Properties (as to which a separate warranty is set forth in Paragraph 4.2.6, above), and except for the assets of the Distribution Business (as to which the Company makes no warranties in this Paragraph 4.2.16), the Company has title to all of its owned assets, in each case, free and clear of all mortgages, liens, security interests, pledges, charges or encumbrances of any nature whatsoever, except for Permitted Liens.
To the extent the leases governing the Company's leased property are in effect, the Company has the right to use such leased property in accordance with the terms of the applicable lease.

     4.2.17.  Environmental Matters.
              ---------------------

          (a) For purposes of this Paragraph 4.2.17, "Environmental Laws" shall mean all Federal, state or local statutes, regulations, ordinances, orders or decrees regulating or otherwise relating to the environment, including, but not limited to, those relating to the disposal of Hazardous Waste or other Hazardous Materials (as hereinafter defined).

          (b) Neither the Company nor any prior owner or operator of any of the Real Property has used any such Real Property for the disposal of Hazardous Waste or Hazardous Materials. As used in this Paragraph 4.2.17, the term "Hazardous Materials" or "Hazardous Waste" means any hazardous or toxic substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the United States Environmental Protection Agency (the "EPA") as a hazardous substance (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes which are regulated under any applicable local, state or Federal law, including without limitation, any material waste or substance which is: (i) petroleum; (ii) asbestos; (iii) polychlorinated biphenyls; (iv) defined as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste" or "hazardous material" under applicable state laws and regulations; (v) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. (S) 1251, et seq. (33 U.S.C. (S)
                                                     -- ---
     1321) or U.S.C. (S) 1317; (vi) defined as a "hazardous waste" pursuant to
     Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901, et seq. (42 U.S.C. (S) 6903); or (vii) defined as a "hazardous
           -- ---
     substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601).

          (c) To the Sellers' knowledge, the Company has in all material respects complied with and is in all material respects in compliance with all applicable Environmental Laws.

          (d) During the course of any activities conducted on any of the Real Property by the Company, and by any prior owner or operator of any of the Real Property, no Hazardous Waste or Hazardous Materials have been generated or are being used on any such properties, except in accordance with applicable Environmental Laws.

          (e) There are no Hazardous Materials or Hazardous Wastes on, in, under or about the Real Property, including, but not limited to, the soil and groundwater at and below the Real Property and any surface water on and running through the Real Property which, if present, would require cleanup, removal or other remedial or responsive action under applicable Environmental Laws.

          (f) The Company has not received notice from any third party including, without limitation, any Federal, state or local governmental authority: (i) that the Company has been identified by the EPA as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any Hazardous Waste or Hazardous Materials which the Company has generated, transported or disposed of has been found at any site at which a Federal, state or local agency or other third party has conducted or has ordered that the Company conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that the Company is or shall be named a party to any claim, action, cause of action, complaint (contingent or otherwise), legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Waste or Hazardous Materials. Since January 1, 1995 and, to the Sellers' knowledge, at any time prior to such date, the Company has not received notice from any third party that the Company is in violation of any Environmental Law or otherwise claiming any impairment, damage, injury or other adverse effects to the environment resulting from operations conducted on the Real Property.

          (g) The Company has been issued, and will maintain until the Closing Date, all required Federal, state and local permits, licenses, certificates and approvals with respect to the Real Property relating to (i) air emissions; (ii) discharges to surface water or groundwater; (iii) noise emissions; (iv) solid or liquid waste disposal; and (v) the use, generation, storage, transportation or disposal of Hazardous Materials or Hazardous Waste, except where the failure to obtain or maintain any such permits, licenses, certificates and approvals would not, either individually or in the aggregate, have a Material Adverse Effect.

          (h) The Sellers have provided the Buyer with true, accurate and complete copies of any written information in the possession of the Sellers which pertains to the environmental history or condition of the Real Property. The Sellers shall also promptly furnish to the Buyer true, accurate and complete copies of any sampling, test results or other information relating to the environmental condition of the Real Property which may be obtained by the Sellers prior to the Closing.

     4.2.18.  Other Activities of the Sellers.  Except for the ownership of less
              -------------------------------
than one percent (1%) of the outstanding shares of any publicly-held company, none of the Sellers, nor to the knowledge of the Sellers, any officer, director or Key Employee, owns directly or indirectly, any interest or has any investment or profit participation in any person which has transacted business with the Company since January 1, 1997 (a "Related Party") or in any competitor of the Company.

     4.2.19.  Related Party Transactions.  All of the transactions of the
              --------------------------
Company with any Related Party have been conducted on terms comparable to those which would have prevailed in arms-length transactions. The Company does not have outstanding loans or other advances to the Sellers or to any officer, director or other employee of the Company or to any Related Party, other than travel, expense or similar advances in the usual and ordinary course of business.

     4.2.20.  Brokers; Agents.  The Sellers have not dealt with any agent,
              ---------------
finder, broker or other representative in any manner which could result in the Company or the Buyer being liable for any fee or commission in the nature of a finder's fee or originator's fee in connection with the subject matter of this Agreement, other than any fees which may be payable to Cleary Gull Reiland & McDevitt Inc., which fees will be borne by the Sellers.

     4.2.21.  Inventories.  The finished goods inventories on the balance sheet
              -----------
of the Company as of June 28, 1997 included as part of the Financial Statements were stated at the lower of cost or market determined on the moving average cost method and the first-in, first-out method in accordance with generally accepted accounting principles consistently applied.

     4.2.22.  Accounts Receivable.  All trade accounts receivable of the Company
              -------------------
represent, and all trade accounts receivable of the Company incurred between the date hereof and the Closing will represent, valid obligations arising from sales actually made in the ordinary course of business of the Company.

     4.2.23.  Disclosure.  No representation or warranty made by the Sellers in
              ----------
this Agreement and no statement contained in a certificate, schedule, list or other instrument or document specified in or delivered pursuant to this Agreement, whether heretofore furnished to the Buyer or hereafter required to be furnished to the Buyer (all such documents being taken as a whole), contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

     4.3.  Definition of "Material Adverse Effect".  For purposes of this
           ---------------------------------------
Agreement, the phrase "Material Adverse Effect" shall mean an effect or effects which would have a material adverse effect on the Company or the financial condition, results of operations, business or assets of the Company.

     4.4.  Definition of "Knowledge."  For purposes of this Agreement, the
           ------------------------
phrase "to the best of the Sellers' knowledge," "to the Sellers' knowledge," "to the knowledge of the Sellers," "know," or similar words and phrases in Article IV or elsewhere in this Agreement referring to facts or other information known by the Sellers shall be deemed to mean and refer only to facts and information within the actual knowledge of any of the Sellers.

     4.5.  No Warranties Regarding Distribution Business.  Notwithstanding any
           ---------------------------------------------
reference herein to the Company or its assets or business, except to the extent necessary to prevent the Buyer or the Company from sustaining Damages (as defined in Paragraph 8.1, below) as a result of the Company's ownership or operation of the Distribution Business, the Sellers are making no warranties or representations concerning the Distribution Business or any of the assets, liabilities or operations of the Distribution Business and except to the extent set forth above, any reference herein to the Company or any assets or liabilities of the Company shall be deemed to exclude the Distribution Business and any matter related thereto.

                                   ARTICLE V
                                   ---------

                  Warranties and Representations of the Buyer
                  -------------------------------------------

     The Buyer hereby warrants and represents to the Sellers, which warranties and representations shall survive the Closing for the period set forth in Paragraph 5.2, below, that the following statements are true and correct on the date hereof:

     5.1.  Authority.  The Buyer is a corporation duly incorporated, validly
           ---------
existing and in good standing under the laws of Delaware and has the power and authority to carry on all business activities which it currently conducts. The Buyer has the corporate power and authority to enter into this Agreement and the Buyer Ancillary Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Buyer Ancillary Documents by the Buyer and the consummation of the transactions contemplated hereby and thereby by the Buyer have been approved by all necessary corporate action on behalf of the Buyer and are and shall constitute valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium and other laws generally affecting the rights of creditors and general principles of equity and applicable federal and state laws which may affect the availability of equitable remedies. The execution and delivery of this Agreement and the Buyer Ancillary Documents by the Buyer does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof by the Buyer will not (a) conflict with, or result in any breach or violation of
(i) any provision of the Articles/Certificate of Incorporation or By-Laws of the Buyer or (ii) any judgment, order or decree, or statute, law, ordinance or rule applicable to the Buyer, or (b) subject to the approval of Congress Financial, as contemplated by Paragraph 2.1(k), above, violate or conflict with, or result in a breach under, any agreement, instrument or document to which the Buyer is a party or is subject. No action, consent or approval by or registration or filing with, any court, governmental authority or instrumentality or other third party is required in connection with the execution and delivery by the Buyer of this Agreement and the Buyer Ancillary Documents by the Buyer or the consummation by the Buyer of the transactions contemplated hereby and thereby other than the premerger notification with the FTC and DOJ under the HSR Act.
No claim, action, suit, proceeding, arbitration, investigation or inquiry for any federal, state, municipal, foreign or other court or governmental or administrative body or agency, any securities or commodities exchange, other regulatory body or any private arbitration tribunal is now pending against or relating to the Buyer which would adversely affect the ability of the Buyer to consummate the purchase of the Subject Shares or the other transactions contemplated by this Agreement or the Buyer Ancillary Documents.

     5.2.  Securities Matters.  The Subject Shares purchased by the Buyer
           ------------------
pursuant to this Agreement are acquired for investment only and not with a view to any public distribution thereof, and the Buyer will not offer to sell or otherwise dispose of the Subject Shares so acquired by it in violation of any of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities laws.

     5.3.  Brokers; Agents.  The Buyer has not dealt with any agent, finder,
           ---------------
broker or other representative in any manner which could result in the Sellers or the Company being liable for any fee or commission in the nature of a finder's or originator's fee in connection with the subject matter of this Agreement or the Buyer Ancillary Documents.

                                   ARTICLE VI
                                   ----------

                                   Covenants
                                   ---------
     6.1.  Covenants of the Sellers.  Each of the Sellers covenants and agrees
           ------------------------
as follows:

     6.1.1.  Access.  Prior to the Closing, such Seller will (i) cause the
             ------
Company to give the Buyer and its representatives, employees, counsel and accountants reasonable access to the properties, books and records of the Company, and (ii) cause the Company to furnish the Buyer and its designated representatives with financial and operating data and other information with respect to the Company for the purpose of permitting the Buyer, among other things, to (a) conduct its due diligence review (including, without limitation, its review of the Company's properties for conducting environmental due diligence), (b) review the financial statements of the Company, (c) verify the accuracy of the warranties and representations of the Sellers contained in this Agreement, (d) confirm compliance by the Sellers with the terms of this Agreement, and (e) prepare for the consummation of the transactions contemplated by this Agreement. Without limiting the foregoing, the Sellers and the Company will permit the Buyer and its accountants to have access during normal business hours to examine and make copies of all work papers and schedules of the Company and its accountants. In connection therewith, the Buyer shall be permitted to discuss the business affairs and financial statements of the Company with the Company's accountants, to review the work papers of such accountants regarding the Company, to interview the employees of the Company regarding continued employment and to discuss with the appropriate employees of the Company such matters regarding the Company's business and assets as the Buyer may deem necessary or appropriate. Between the date hereof and Closing, the employees and agents of the Buyer shall be permitted to observe the operations and management of the Company's business, and the Sellers will cause the Company's employees, auditors and attorneys to reasonably assist and cooperate with the Buyer to permit a smooth transition of the Company's business; provided that the Buyer shall use reasonable efforts to avoid disrupting the operations of the Company's business. The Buyer agrees that it will not contact the Company's employees, suppliers or customers without the prior consent of the Sellers and the Sellers may participate in any such discussions if they so choose.

     6.1.2.  Insurance.  Such Seller shall cause the Company to keep all its
             ---------
present insurance policies in full force and effect through 11:59 p.m. of the Closing Date.

     6.1.3.  Ordinary Course.  Prior to the Closing, the Sellers shall cause the
             ---------------
Company to carry on its business in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact its business organization, keep available the services of its officers and Key Employees, and preserve its relationship with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired in any material respect as a result of the transactions contemplated hereby. Without limiting the generality of the foregoing, during the period from the date hereof to the Closing, the Sellers agree that except for the transfer of the Related Real Estate and the Spinoff (and except as otherwise contemplated by this Agreement or to the extent the Buyer shall otherwise consent in writing), the Company shall not:

          (a) acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company, except in the ordinary course of business consistent with prior practice;

          (b) sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, to the Company, except in the ordinary course of business consistent with prior practice;

          (c)  merge or consolidate with another corporation;

          (d)  alter or amend its articles of incorporation or bylaws;

          (e) effect any material increase in compensation or benefits provided to any Key Employee or any general increase in pay to any of its other employees; or

          (f) except for distributions to cover tax obligations or other distributions consistent with past practices, issue capital stock or declare or pay a dividend or make any other payment from capital or surplus or other distribution to its shareholders of any nature, or directly or indirectly redeem, purchase or otherwise acquire or recapitalize or reclassify any of its capital stock or liquidate in whole or in part.

In addition, between the date hereof and the Closing, none of the Sellers, the Company or any of their respective affiliates shall, nor shall any of them authorize any officer, director or employee of or any investment banker, attorney, accountant or other representative retained by any of them to, solicit or encourage (including by way of furnishing information or entering into discussions or negotiations of any kind) any inquiries or the making of any proposal which may reasonably be expected to lead to any takeover proposal. The Company shall promptly advise the Buyer orally and in writing of any such inquiries or proposals, but need not disclose the identity of any party making any such inquiry or proposal. As used in this paragraph, "takeover proposal" shall mean any proposal for a merger or other business combination involving the Company or for the acquisition of a substantial equity interest in the Company or all or a portion of the assets of the Company other than the transactions contemplated by this Agreement.

     6.2.  Mutual Covenants.  Each of the Sellers and the Buyer covenants and
           ----------------
agrees as follows:

     6.2.1.  Cooperation.  The Buyer and the Sellers shall cooperate with each
             -----------
other and shall cause their respective officers, employees, agents, accountants and representatives to cooperate with each other after the Closing to ensure the orderly transition of the ownership of the

Company and its business from the Sellers to the Buyer and to minimize any disruption to the business of the Company that might result from the transactions contemplated hereby.

     6.2.2.  Records.  After the Closing, upon reasonable written notice, the
             -------
Buyer and the Sellers agree to furnish or cause to be furnished to each other and their respective representatives, counsel and accountants access, during normal business hours, such information (including records pertinent to the Company) and assistance relating to the Company as is reasonably necessary for financial reporting and accounting matters, assistance in the preparation and filing of any returns, reports or forms or the defense of any tax claim or assessment; provided, however, that such access does not unreasonably disrupt
            --------  -------
the normal operations of the Company.

     6.2.3.  Publicity.  The Buyer and the Sellers agree that no public releases
             ---------
or announcements concerning the transactions contemplated hereby shall be issued by any party without the prior consent (which consent shall not be unreasonably withheld) of the other parties, except as such release or announcement may be required by law, in which case the party required to make the release or announcement shall allow the other parties reasonable time to comment on such release or announcement in advance of its issuance.

     6.2.4.  Execution of Additional Documents.  From time to time, as and when
             ---------------------------------
requested by a party hereto, each party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other parties may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement or the agreements, documents or instruments associated herewith.

     6.2.5.  Reasonable Efforts.  Prior to the Closing, the Buyer and the
             ------------------
Sellers shall use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby.

     6.2.6.  Section 338(h)(10) Election.  The Sellers and the Buyer will make a
             ---------------------------
timely and effective election under Section 338(h)(10) of the Code and any comparable provision of state or local law with respect to the purchase by the Buyer of the Subject Shares hereunder (collectively, together with the elections under Section 338(g) of the Code and any comparable provision of state or local law, the "Section 338(h)(10) Elections"). To facilitate such election, within 120 days after the Closing Date, the Buyer will deliver to the Sellers a completed Internal Revenue Service Form 8023 and the required schedules thereto and any similar forms under applicable state or local law (the "Forms") with respect to the Buyer's purchase of the Subject Shares, which Forms shall have been duly executed by an authorized person for the Buyer and shall allocate the "modified aggregate deemed sales price" (as defined below) substantially in accordance with the asset values set forth in Schedule 6.2.6 attached hereto.
                                              --------------
Provided that the information on such Forms is, in the reasonable determination of the Sellers, correct and complete in all material respects, the Sellers will execute and deliver such Forms to the Buyer within 30 days after the Sellers' receipt of such Forms. The Sellers and the Buyer shall cooperate fully with each other and make available to each other such Tax data and other information as may be reasonably required by the Sellers or the Buyer in order to prepare and timely file the Forms and any other required statements or schedules. In the event that the Buyer and the Sellers are unable to resolve any disagreements regarding the allocation of the "modified aggregate deemed sales price" (as defined under applicable Treasury Regulations) among the assets or other aspects of the Forms within 30 days after notice of such disagreement, the matter in dispute shall be resolved as soon as practicable by the Milwaukee office of the Independent Firm (but in no event longer than 30 days), which resolution shall be binding and conclusive upon the Buyer and the Sellers without further appeal therefrom. The Buyer on the one hand and the Sellers on the other hand shall bear equally the fees and expenses of such firm. The Buyer will timely file the Forms, and any required supplements thereto, in the manner prescribed by Treasury Regulation Section 1.338(h)(10)-1(d) or the corresponding provisions of applicable state or local law, and will provide written evidence to the Sellers that it has done so. The Buyer and the Sellers agree that none of them will take, or permit any of their affiliates to take, any action to modify or revoke the elections contained in or the content of any Forms without the express written consent of the other.

     6.3.  Covenants of the Buyer.  The Buyer covenants and agrees as follows:
           ----------------------

     6.3.1.  Benefits.  For a period of one year subsequent to the Closing, the
             --------
Buyer shall offer or cause the Company to continue to offer to employees of the Company benefits and compensation which are generally comparable to the benefits and compensation maintained by the Company prior to the Closing for its employees in general. Without limiting the foregoing, the Buyer specifically covenants and agrees that it will honor all of the Company's obligations under the employment agreements described in the Disclosure Schedule, unless the third party thereto shall agree to amend or modify such agreement. In addition, the Buyer shall provide or cause the Company to provide to each of William D. Engler, Sr., William D. Engler, Jr., Michael C. Engler and Virginia L. Duncan and their respective spouses, throughout their lifetimes, medical and other health insurance benefits consistent with the medical, dental and other health insurance provided to such individual on the Closing Date as described specifically in the Disclosure Schedule. At the request of any such individual, the Buyer shall deliver or cause the Company to deliver a document confirming such commitment.

     6.3.2.  Purchase of Related Real Estate and Funding of SAR Payment Amount.
             -----------------------------------------------------------------
The Buyer shall make arrangements to cause the Company to have cash in the amount required to (a) pay the Real Estate Price and to cause the purchase of the Related Real Estate in accordance with Paragraph 2.1(f), above, (b) pay the SAR Payment Amount in accordance with Paragraph 1.7, above and (c) pay the Employee Bonuses. The Buyer will cooperate with the Sellers and the Company in connection with the purchase of the Related Real Estate and the paying of the SAR Payment Amount.

     6.3.3.  Kaytee Avian Foundation and Ed Center.  For a period of five years
             -------------------------------------
subsequent to the Closing, the Buyer shall, or at the Buyer's option shall cause the Company and/or third parties, to

          (a) maintain, operate and support fund raising activities for the Kaytee Avian Foundation (the "Foundation") in a manner consistent with the Company's practices prior to the date hereof and provide administrative services and financial support to the Foundation reasonably similar to that provided to the Foundation prior to the date hereof; and

          (b) maintain and operate the Kaytee Education Center (the "Center") in a manner reasonably similar to the manner in which the Center has been maintained and operated prior to the date hereof.

     The Buyer agrees to spend, or to cause the Company and/or arrange for third parties to spend, at least Three Hundred Thirty Thousand Dollars ($330,000) per year for direct costs relating to the maintenance, operation and support of the Foundation and the Center as described above (being the level of the Company's annual direct expenditures for such activities on the date hereof), but shall have no legal obligation to make or arrange for expenditures in excess of such amount.

     6.3.4.  Life Insurance.  At any time on or prior to 30 days following the
             --------------
Closing, each of William D. Engler, Jr., Michael C. Engler and Virginia L. Duncan shall have the right and option to purchase from the Company the life insurance policy on his or her life in exchange for cash in the amount of the cash surrender value thereof. In the event that any of such individuals desire to exercise such right, he or she will deliver to the Company written notice to such effect and within ten days of the Company's receipt of such notice and upon payment of the cash surrender value of the applicable life insurance policy, the Buyer shall cause the Company to execute and deliver all documents required to transfer the applicable policy as requested in such notice.

     6.3.5.  William Engler, Sr. Agreement.  The Buyer acknowledges that the
             -----------------------------
Company is a party to an Amended and Restated Compensation Agreement dated December 31, 1993 with William D. Engler, Sr., which provides for certain payments to be made for the joint lives of Mr. Engler and his spouse (the "WDE Sr. Agreement"). Following the Closing, the Buyer shall cause the Company to make all payments under the WDE Sr. Agreement when due and to perform all other obligations under the WDE Sr. Agreement. The Sellers acknowledge that the Final Closing Date Balance Sheet will reflect a liability for payments due under the WDE Sr. Agreement determined in accordance with the principles set forth in
Article I.

     6.3.6.  Tax Account.  The parties acknowledge that the Company's balance
             -----------
sheet as of June 28, 1997 reflects, and that the Final Closing Date Balance Sheet will reflect (as an inclusion in "other assets"), an income tax deposit in the amount of $490,868 made by the Company to the Internal Revenue Service pursuant to applicable regulations relating to the reporting of income of fiscal year Subchapter S corporations by shareholders who report on a calendar year basis. The parties anticipate that such tax deposit will be refunded to the Company upon the filing by the Sellers of their 1997 Federal income tax returns reflecting the operations of the Company through the Closing Date. If for any reason after the Closing Date the Company should receive income tax refunds in excess of the amount of the tax deposit reflected on the Final Closing Date Balance Sheet, the Buyer shall cause the Company to pay the amount of such excess to the

Sellers promptly upon receipt thereof. If for any reason the Company should not receive a refund equal to the amount of the tax deposit reflected on the Final Closing Date Balance Sheet by the Company to pay the same to the Sellers promptly upon receipt thereof.

     6.3.7.  Liens on Assets of Distribution Business.  The Buyer acknowledges
             ----------------------------------------
that the accounts receivable, inventory and other assets of the Distribution Business are subject to security interests in favor of Bank One Milwaukee, N.A. ("Bank One") securing the Company's obligations under its loan and credit agreements with Bank One. On the Closing Date, the Buyer shall cause the Company to cause Bank One to release all security interests which encumber any assets of the Distribution Business.

                                  ARTICLE VII
                                  -----------

                              Disclosure Schedule
                              -------------------

     For convenience, the Disclosure Schedule is divided into sections or contains references to subparagraphs of Article IV, to which particular disclosures may be relevant. To the extent that any fact or information disclosed in any subsection of the Disclosure Schedule to this Agreement is manifestly relevant to any subsection of the Disclosure Schedule relating to any other representation or warranty in Article IV, such fact or information shall be deemed to be disclosed in such other subsection. To the extent that the Disclosure Schedule discloses facts not required to be disclosed hereby, such facts are disclosed for information purposes only. Terms used in the Disclosure Schedule and not otherwise defined therein shall have the same meanings as are ascribed to such terms in this Agreement. The Sellers shall have the right to supplement the Disclosure Schedule prior to the Closing by delivery to the Buyer prior to the Closing Date of any such supplement (a "Disclosure Supplement"). Each Disclosure Supplement shall be in writing and shall be delivered in accordance with Paragraph 12.2 of this Agreement. The existence of any material matter set forth in any such Disclosure Supplement which was not disclosed at the time of the signing of this Agreement or as to which substantial adverse changes have taken place since the signing of this Agreement (a "New Matter"), shall give the Buyer the right under Article X, below, (a) to terminate this Agreement by written notice to the Sellers at any time prior to the Closing or
(b) to consummate the transactions contemplated hereby. To the extent that the Buyer elects to so consummate the transactions contemplated hereby, the Disclosure Schedule shall be deemed amended and supplemented by all information set forth in each Disclosure Supplement, and the warranties and representations of the Sellers made in Article IV hereof shall be deemed amended and supplemented by all such information set forth in each Disclosure Supplement as if amended on the date of execution hereof.

                                  ARTICLE VIII
                                  ------------

                                Indemnification
                                ---------------

     8.1.  Indemnification of the Buyer.  The Sellers shall jointly and
           ----------------------------
severally indemnify the Buyer and the Company and hold them harmless from and against any and all damages, losses, deficiencies, actions, judgments, costs and expenses in excess of the amount, if any, reserved for a particular matter on the Final Closing Date Balance Sheet (including reasonable attorneys' and accountants' fees) (collectively referred to herein as "Damages") of or against the Buyer or the Company resulting from or arising out of: (i) any misrepresentation or breach of any warranty of such Seller contained in this Agreement or any of the Seller Ancillary Documents; or (ii) the nonfulfillment of any covenant or agreement on the part of such Seller contained in this Agree ment or any of the Seller Ancillary Documents; (iii) any United States federal, state or other taxes, penalties, interest and related charges and fees to which the Company might become subject as a result of liability for income taxes of the Company for periods ending on or prior to the Closing, except to the extent that such taxes, penalties, interest and related charges and fees are fully reserved on the Final Closing Date Balance Sheet; and (iv) any tax liability of the Company which may arise as a result of the Spinoff.

     8.2.  Indemnification of the Sellers.  The Buyer shall indemnify the
           ------------------------------
Sellers and hold them harmless from and against any and all Damages of or against the Sellers resulting from or arising out of (i) any misrepresentation or breach of warranty of the Buyer contained in this Agreement or any of the Buyer Ancillary Documents or (ii) the nonfulfillment of any covenant or agreement on the part of the Buyer contained in this Agreement or any of the Buyer Ancillary Documents.

     8.3.  Procedure Relative to Indemnification.
           -------------------------------------

          (a) In the event that any party hereto shall claim that it is entitled to be indemnified pursuant to the terms of this Article VIII, it (the "Claiming Party") shall so notify the party against which the claim is made (the "Indemnifying Party") in writing of such claim within ten days after discovery of the facts supporting the claim or receipt of a written notice of any claim of a third party (a "Third Party Claim") that may reasonably be expected to result in a claim by such party against the party to which such notice is given, as the case may be; provided, however, the
                                                        --------  -------
     failure to give such notice within such ten day period shall not affect the Claiming Party's right to indemnification hereunder except to the extent that (i) the Indemnifying Party is unable to defend any such claim or is required to pay a greater amount or accrue additional expenses with respect to any such claim as a result of such failure to provide prompt notice or
     (ii) such notice is not given within the applicable period specified in Paragraph 8.5.3, below. Such notice shall with reasonable specificity identify the breach of representation, warranty, covenant or agreement claimed by the Claiming Party and the liability, loss, cost or expense incurred by or imposed upon or expected to be incurred by or imposed upon the Claiming Party on account thereof. If such liability, loss, cost or expense is liquidated in amount, the notice shall so state. If the amount is not liquidated, the notice shall so state and in such event a claim shall be deemed asserted against the Indemnifying Party on behalf of the Claiming

     Party, but no payment shall be made on account thereof until the amount of such claim is liquidated and the claim is finally determined. Such notice shall be provided for informational purposes, and by giving such notice, the Claiming Party shall not be deemed to have waived the right to assert that any representation, warranty, covenant or agreement not specified in such notice has been breached and that the Claiming Party is entitled to indemnification as a result thereof.

          (b) The Indemnifying Party may, upon receipt of written notice of a Third Party Claim and at its expense, defend such claim in its own name or, if necessary, in the name of the Claiming Party, unless the aggregate potential liability of the Claiming Party exceeds the aggregate potential liability of the Indemnifying Party (calculated assuming indemnification by the Indemnifying Party with reference to the limitations set forth in Paragraph 8.5, below), in which event the Indemnifying Party shall only have the right to defend the Third Party Claim with the consent of the Claiming Party. The Claiming Party will cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested of the Claiming Party, and the Claiming Party shall have the right, at its expense, to participate in the defense. The Indemnifying Party shall have the right to settle and compromise such claim only with the consent of the Claiming Party which consent shall not be unreasonably withheld. However, if the Claiming Party fails to consent to such settlement or compromise offer, the Indemnifying Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement or compromise offer. If the proceeding involves a matter solely of concern to the Claiming Party in addition to the claim for which indemnification under this Article VIII is being sought, such matter shall be within the sole responsibility of the Claiming Party and its counsel.

          (c) In the event the Indemnifying Party shall fail or not have the right to assume the defense under Paragraph 8.3(b), above, or shall notify the Claiming Party that it shall refuse to conduct a defense against a Third Party Claim, then the Claiming Party shall have the right to conduct a defense against such claim and shall have the right to settle and compromise such claim without the consent of the Indemnifying Party.

          (d) Except for any Third Party Claim as to which the Indemnifying Party has refused to assume the defense, the Indemnifying Party shall be subrogated to all rights of the Claiming Party against third parties who may be liable for any matter for which indemnification is sought hereunder and the Claiming Party shall reasonably cooperate with the Indemnifying Party, which cooperation may include joining in litigation, to enforce such rights.

     8.4.  Effect of Taxes and Insurance.
           -----------------------------

          (a)  Taxes.  Any indemnification payment due under this Article VIII
               -----
     to a Claiming Party shall be adjusted (upward or downward) to take into account the actual Tax consequences to such Claiming Party resulting from the payment of indemnification and the payment which gives rise to the indemnity obligation. The Claiming Party shall make available to the Indemnifying Party, as reasonably requested, records or information relating to the tax effect of an indemnification payment due under this Article VIII.

          (b)  Insurance.  In determining the amount of any claim for which a
               ---------
     Claiming Party is entitled to indemnification pursuant to this Article VIII, there shall be subtracted an amount equal to all insurance proceeds actually received by such Claiming Party with respect to such claim, net of any increase in insurance premiums incurred by the Claiming Party which can be demonstrated by such party to be directly related to such claim.

     8.5.  Limits on Indemnification Claims.
           --------------------------------

     8.5.1.  Basket and De Minimus Claims.  Other than claims for
             ----------------------------
indemnification under clause (i) of Paragraph 8.1, above, for breach of any of the warranties or representations in Paragraphs 4.1.1 and 4.1.2 or claims for indemnification under clause (iii) or clause (iv) of Paragraph 8.1, above (collectively, the "Excluded Claims"), the Sellers shall not be required to provide indemnification under Paragraph 8.1, above, (i) for any Damages arising from any breach by the Sellers of any warranty, representation or covenant contained herein, or any Third Party Claim if the aggregate amount of the Damages arising from such particular breach or the Third Party Claim do not exceed Fifty Thousand Dollars ($50,000) (each, a "De Minimus Claim") and (ii) unless the Buyer's Damages for all such claim(s) of indemnification which are not De Minimus Claims, shall exceed in the aggregate One Million Dollars ($1,000,000) (the "Basket Amount"), and then only for amounts in excess of the Basket Amount (it being understood and agreed that the "Basket Amount" is intended as a deductible, and the Sellers shall not be liable for the first One Million Dollars ($1,000,000) of Damages for which the Buyer would otherwise entitled to indemnification).

     8.5.2.  Maximum Amount of Indemnification.  Other than for the Excluded
             ---------------------------------
Claims, in no event shall the Sellers' aggregate liability with respect to all claims of indemnification under Paragraph 8.1 exceed the aggregate amount of Seven Million Three Hundred Thousand Dollars ($7,300,000).

     8.5.3.  Survival of Warranties and Representations of the Sellers.
             ---------------------------------------------------------
Notwithstanding any investigation by or information supplied to the parties, the warranties and representations of the Sellers contained in Article IV hereof and of the Buyer in Article V hereof shall survive the Closing for a period of eighteen months, except as follows: (i) the warranties and representations of the Sellers in Paragraphs 4.1.1 and 4.1.2 shall survive the Closing for the applicable period under the statute of limitations therefor (including any waivers thereof) and (ii) the warranties and representations in Paragraphs 4.2.4, 4.2.8, 4.2.12 and 4.2.14 shall survive the Closing for a period of six months. Any claim for indemnification for breach of any warranty hereunder made in writing prior to the expiration of the applicable survival period set forth in the preceding sentence, and the rights of indemnity with respect thereto, shall survive such expiration until resolved or judicially determined, and any such claim not so made in writing prior to the expiration of such applicable survival period shall be deemed to have been waived.

     8.6.  Sole Remedy; Termination.  Except as otherwise provided herein, the
           ------------------------
sole remedy of the Buyer for any claims matter arising out of the transaction contemplated by this Agreement, including of the nature described in Paragraph
8.1 shall be the indemnity set forth in Paragraph 8.1, as the case may be, as limited by the provisions set forth elsewhere in this Article VIII. Except for claims for indemnification under clause (iii) or clause (iv) of Paragraph 8.1, above, any claims for indemnification not submitted in writing by the Claiming Party prior to the expiration of the applicable survival period of the warranty, representation or covenant on which such claim is based shall be deemed to have been waived. Any claims for indemnification made in good faith by the Claiming Party in writing prior to such expiration date, and the right of indemnity with respect thereto, shall survive until resolved or judicially determined.

     8.7.  No Indemnification for Known Breaches of Representations and
           ------------------------------------------------------------
Warranties.  Notwithstanding any of the provisions set forth in this Article
----------
VIII, above, in the event that the Indemnifying Party can establish that the Claiming Party had knowledge, on or before the Closing Date, of a breach of any warranty or representation, then the Indemnifying Party shall not be liable under this Article VIII for any Damages resulting from or arising out of any such breach.

     8.8.  Adjustment to Purchase Price.  The Sellers and the Buyer agree that
           ----------------------------
any indemnification payment made pursuant to this Article VIII, shall constitute and be treated as an adjustment to the Purchase Price for tax purposes.

                                   ARTICLE IX
                                   ----------

                                 Sellers' Agent
                                 --------------

     9.1.  Appointment.  Each Seller hereby irrevocably constitutes and appoints
           -----------
William D. Engler, Jr. as such Seller's agent (the "Sellers' Agent") for the purpose of performing and consummating such Seller's obligations under this Agreement and the Seller Ancillary Documents. The appointment of William D. Engler, Jr. as the Sellers' Agent is coupled with an interest and all authority hereby conferred shall be irrevocable and shall not be terminated by any or all of the Sellers without the consent of the Buyer, which consent may be withheld for any reason, and the Sellers' Agent is hereby authorized and directed to perform and consummate all of the transactions contemplated by this Agreement on behalf of such Seller.

     9.2.  Authority.  Not by way of limiting the authority of the Sellers'
           ---------
Agent, each of the Sellers, for such Seller and such Seller's respective heirs, executors, administrators, successors and assigns, hereby authorizes the Sellers' Agent on behalf of such Seller and without notice to such Seller to:

          (a)  Waive any provision of this Agreement;

          (b) Execute and deliver all documents and instruments which may be executed and delivered by such Seller pursuant to this Agreement, including without limitation the Subject Shares and the stock powers with respect thereto;

          (c) Make and receive notices and other communications pursuant to this Agreement and service of process in any legal action or other proceeding arising out of or related to this Agreement or any of the transactions hereunder;

          (d) Settle any dispute, claim, action, suit or proceeding arising out of or related to this Agreement or any of the transactions hereunder as limited by the provisions of Paragraph 9.3, below;

          (e)  Receive and distribute the Purchase Price;

          (f)  Appoint or provide for successor agents; and

          (g) Pay expenses incurred or which may be incurred by or on behalf of the Sellers in connection with this Agreement.

In the event of the failure or refusal of William D. Engler, Jr. to act as the Sellers' Agent (or upon the death of William D. Engler, Jr. or any successor), the Sellers shall promptly appoint one of the Sellers as their agent for purposes of this Article IX, and failing such appointment, the Buyer may, by written notice to the Sellers at the last address of the Sellers applicable for purposes of Article IX hereof, designate one of the Sellers as such agent, which designation shall remain in effect until the Sellers shall make such appointment.

     9.3.  Disputes.  Any claim, action, suit or other proceeding, whether in
           --------
law or equity, to enforce any right, benefit or remedy granted to the Sellers under this Agreement may be asserted, brought, prosecuted or maintained only by the Sellers' Agent. Any claim, action, suit or other proceeding, whether in law or equity, to enforce any right, benefit or remedy granted to the Buyer or the Company under this Agreement, including without limitation any right of indemnification provided in Paragraph 8.1 (to the extent the Sellers are liable thereunder), may be asserted, brought, prosecuted or maintained by the Buyer against the Sellers or the Sellers' Agent by service of process on the Sellers' Agent and without the necessity of serving process on, or otherwise joining or naming as a defendant in such claim, action, suit or other proceeding, any Seller. With respect to any matter contemplated by this Article IX, the Sellers shall be bound by any determination in favor of or against the Sellers' Agent or the terms of any settlement or release to which the Sellers' Agent shall become a party.

                                   ARTICLE X
                                   ---------

                                  Termination
                                  -----------

     This Agreement may be terminated at any time prior to the Closing Date:

          (a)  by the mutual written consent of the Buyer and the Sellers'
     Agent;

          (b)  by the Buyer, or the Sellers:

               (i) if any court or governmental body or agency thereof shall have enacted promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby; or

               (ii) if the Closing shall not have occurred on or before January 31, 1998; provided, however, that the right to terminate this Agreement pursuant to this Paragraph (b)(ii) shall not be available to any party whose breach of any representation or warranty or failure to perform or comply with any covenant or obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

          (c) by the Buyer if the DOJ or FTC shall issue a "second request" to the Buyer, or the Sellers shall breach this Agreement; or

          (d) by the Sellers if the DOJ or FTC shall issue a "second request" to the Company or the Buyer shall breach this Agreement;

          (e)  by the Buyer pursuant to Article VII; or

          (f) by the Sellers at any time after five business days after the date hereof if the condition to the Closing specified in Paragraph 2.1(k), above, has not been satisfied or waived by the Sellers.

In the event of any such termination, this Agreement shall become void, provided that no such termination shall relieve any party from liability for any breach of this Agreement by such party prior to such termination.

                                   ARTICLE XI

                            Non-Disclosure Covenant
                            -----------------------

     11.1.  Non-Disclosure of Confidential Information.  Each of the Sellers
            ------------------------------------------
acknowledges and agrees, severally but not jointly, that such Seller shall not, at any time during the five year period following the Closing Date, disclose any Confidential Information (as hereinafter defined) to anyone other than to employees and representatives of the Buyer; a court of law, if so ordered; or a third party if required by applicable law. For purposes of this Paragraph 11.1, the term "Confidential Information" shall mean all proprietary information which is not in the public domain or does not come into the public domain through no fault of any Seller or information which such Seller is required by law or court order to disclose relating to the Company, its customers, products and services, including without limitation, the following: (i) all technical information relating to the provision of goods or services by the Company; (ii) information concerning pricing policies of the Company, prices charged by the Company to its customers, the volume of orders of such customers and all other information concerning the transactions of the Company with its customers or proposed customers; (iii) the customer lists of the Company; (iv) information concerning the marketing programs or strategies of the Company; (v) financial information concerning the Company; (vi) information concerning salaries or wages paid to, the work records of and other personal information relating to employees of the Company; and (vi) all other confidential and proprietary information of the Company.

     11.2.  Enforcement.  In addition to all other legal remedies available to
            -----------
the Buyer for the enforcement of the covenants contained in this Article XI, each of the Sellers hereby agrees severally but not jointly, that the Buyer shall be entitled to an injunction by any court of competent jurisdiction to prevent or restrain any breach or threatened breach hereof. Each of the Sellers further agrees severally but not jointly, that if any of the covenants set forth herein shall at any time be adjudged invalid to any extent by any court of competent jurisdiction, such covenant shall be deemed modified to the extent necessary to render it enforceable.

                                  ARTICLE XII
                                  -----------

                                 Miscellaneous
                                 -------------

     12.1.  Expenses.  Except as otherwise specifically provided herein, the
            --------
parties hereto shall pay their own expenses, including without limitation, accountants' and attorneys' fees incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement. The Sellers shall be responsible for any fees payable to Cleary Gull Reiland & McDevitt Inc. in connection with the transactions contemplated herein. The Sellers shall be liable for and shall pay and discharge when due any sales, use or transfer taxes incurred and/or payable in connection with the purchase and sale of the Subject Shares pursuant to this Agreement. The Sellers shall also pay the cost of the issuance of the title policies under Paragraph 2.1(h), above, which shall include the cost of customary endorsements related thereto.

     12.2.  Notices.  All notices or other communications required or permitted
            -------
to be given hereunder shall be in writing and shall be considered to be given and received in all respects when hand delivered, when sent by prepaid express or courier delivery service, when sent by facsimile transmission actually received by the receiving equipment or three days after deposited in the United States mail, certified mail, postage prepaid, return receipt requested (or equivalents thereof), in each case addressed as follows, or to such other address as shall be designated by notice duly given:

     IF TO THE BUYER:    Central Garden & Pet Company
                         3697 Mt. Diablo Boulevard
                         Lafayette, CA  94549
                         Attention:  William E. Brown
                         Facsimile:  (510)283-4984

     With a Copy To:     Orrick, Herrington & Sutcliffe LLP
                         The Old Federal Reserve Bank Building
                         400 Sansome Street
                         San Francisco, CA  94111
                         Attention:  John F. Seegal
                         Facsimile:  (415) 773-5759

     IF TO THE SELLERS:  To the Sellers' Agent
                         William D. Engler, Jr.
                         121 West Breed Street
                         Chilton, WI  53014
                         Facsimile:  None

     With a Copy To:     Godfrey & Kahn, S.C.
                         780 North Water Street
                         Milwaukee, WI 53202
                         Attention:  Andrew R. Lauritzen
                         Facsimile:  (414) 273-5198


     12.3.  Right to Specific Performance.  The parties agree that the Subject
            -----------------------------
Shares constitute unique property, that there is no adequate remedy at law for the damage which any of them might sustain for the failure of the others to consummate this Agreement, and, accordingly, that each of them is entitled to the remedy of specific performance to enforce such consummation.

     12.4.  Entire Agreement.  This Agreement, the Disclosure Schedule, the
            ----------------
exhibits and schedules attached hereto and the agreements executed and delivered simultaneously herewith constitute the entire agreement among the parties hereto relating to the subject matter hereof, and all prior agreements, correspondence, discussions and understandings of the parties (whether oral or written) are merged herein and made a part hereof, it being the intention of the parties hereto that this Agreement and the instruments and agreements contemplated hereby shall serve as the complete and exclusive statement of the terms of their agreement together. No amendment, waiver or modification hereto or hereunder shall be valid unless in writing signed by an authorized signatory of the party or parties to be affected thereby. Notwithstanding the foregoing, the parties acknowledge and agree that until such time as the Closing shall occur, the terms and conditions of the Confidentiality Agreement dated June 12, 1997 between the Company and the Buyer will remain binding on the Buyer in accordance with its terms. Effective at the Closing, such Confidentiality Agreement shall terminate and be of no further force and effect.

     12.5.  Assignment.  This Agreement and the rights hereunder shall not be
            ----------
assignable or transferable by the Buyer without the prior written consent of the Sellers' Agent or by any of the Sellers without the prior written consent of the Buyer; provided, however, that the Buyer may, without the prior written consent
       --------  -------
of the Sellers, assign any of its rights hereunder to the Company or any of its subsidiaries, provided that no such assignment shall limit or affect the Buyer's obligations hereunder.

     12.6.  Binding Effect.  This Agreement shall be binding upon the parties
            --------------
hereto and their respective successors and permitted assigns.

     12.7.  Paragraph Headings.  The headings in this Agreement are for purposes
            ------------------
of convenience and ease of reference only and shall not be construed to limit or otherwise affect the meaning of any part of this Agreement.

     12.8.  Severability.  The parties agree that if any provision of this
            ------------
Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provision deleted, and the rights and obligations of the parties shall be construed and enforced accordingly.

     12.9.  Applicable Law.  This Agreement and all questions arising in
            --------------
connection herewith shall be governed by and construed in accordance with the laws of the State of Wisconsin without regard to the principles of conflicts of laws thereunder.

     12.10.  Counterparts.  This Agreement may be executed in one or more
             ------------
original or facsimile counterparts, all of which shall be considered but one and the same agreement, and shall become effective when one or more such counterparts have been executed by each of the parties and delivered to the other parties.


     12.11.  Termination of Stockholders Agreement.  Each of the Sellers hereby
             -------------------------------------
agrees that effective immediately prior to the Closing, the Stockholders Agreement and all rights thereunder, shall terminate.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.

                    BUYER:


                    CENTRAL GARDEN & PET COMPANY


                    By:  /s/ Robert B. Jones
                         -------------------
                         [Name], [Title]
                         Robert B. Jones  V.P. Finance

                    SELLERS:

                    KAYTEE PRODUCTS VOTING TRUST U/A/D
                    JANUARY 2, 1982


                    By:       /s/ William D. Engler Jr.
                              --------------------------------------
                              William D. Engler, Jr., Voting Trustee


                    /s/ William D. Engler Jr.
                    -------------------------
                    William D. Engler, Jr.


                    /s/ Michael C. Engler
                    ---------------------
                    Michael C. Engler


                    /s/ Virginia L. Duncan
                    ----------------------
                    Virginia L. Duncan


                    PATRICIA GAIL PARISH 1995 TRUST



                    By:       /s/ Henry E. Fuldner
                              -------------------------
                              Henry E. Fuldner, Trustee


                    PAULA LYNNE ENGLER 1995 TRUST



                    By:       /s/ Henry E. Fuldner
                              -------------------------
                              Henry E. Fuldner, Trustee


                    SUSAN BETH CRITER 1995 TRUST



                    By:       /s/ Henry E. Fuldner
                              -------------------------
                              Henry E. Fuldner, Trustee

                              SARAH ANNE WEITZ 1995 TRUST



                    By:       /s/ Henry E. Fuldner
                              -------------------------
                              Henry E. Fuldner, Trustee


                    NANCY ELLEN ENGLER 1995 TRUST



                    By:       /s/ Henry E. Fuldner
                              -------------------------
                              Henry E. Fuldner, Trustee


                    WILLIAM M. ENGLER 1995 TRUST



                    By:       /s/ Henry E. Fuldner
                              -------------------------
                              Henry E. Fuldner, Trustee


                    MICHELE E. HALBACH 1995 TRUST



                    By:       /s/ Henry E. Fuldner
                              -------------------------
                              Henry E. Fuldner, Trustee


                    KARLA J. BARTEL 1995 TRUST



                    By:       /s/ Henry E. Fuldner
                              -------------------------
                              Henry E. Fuldner, Trustee

                    BRIAN M. ENGLER 1995 TRUST



                    By:       /s/ Henry E. Fuldner
                              -------------------------
                              Henry E. Fuldner, Trustee


                    JOHN W. ENGLER 1995 TRUST



                    By:       /s/ Henry E. Fuldner
                              -------------------------
                              Henry E. Fuldner, Trustee


                    MARY A. ENGLER 1995 TRUST



                    By:       /s/ Henry E. Fuldner
                              -------------------------
                              Henry E. Fuldner, Trustee


                    ROBERT CASPER TRUST U/A/D 12/21/95


                    By:       /s/ Jerome H. Kringel
                              --------------------------
                              Jerome H. Kringel, Trustee


                    VIRGINIA CASPER TRUST U/A/D 12/21/95


                    By:       /s/ Jerome H. Kringel
                              --------------------------
                              Jerome H. Kringel, Trustee


                    VIRGINIA L. DUNCAN 1995 RETAINED ANNUITY TRUST


                    By:       /s/ Jerome H. Kringel
                              --------------------------
                              Jerome H. Kringel, Trustee